Exhibit 99.1

IMAX CORPORATION REPORTS THIRD QUARTER 2020 RESULTS

HIGHLIGHTS

•	Global theatrical industry continues opening with IMAX network in Asia almost fully operational and robust local language titles driving IMAX box office grosses near pre-pandemic levels
•	IMAX ended the quarter with $305 million of cash and cash equivalents
•	Company expects average monthly cash flow for fourth quarter of 2020 and first quarter of 2021 to be approximately break-even, representing continued free cash flow improvement
•

IMAX installed 23 systems and signed agreements for ten systems in the quarter, demonstrating continued partner demand for IMAX® theater systems despite the temporary delay of major theatrical releases

•

As a result of the global pandemic, third quarter 2020 revenue was $37.3 million versus $86.4 million in the third quarter of 2019. Third quarter 2020 net (loss) attributable to common shareholders was ($47.2) million versus $9.0 million in the prior-year period. Third quarter financial results include the following non-cash items: $23.7 million or $0.40 per share deferred tax asset valuation allowance, $5.7 million film asset impairment, and a $3.9 million provision for credit losses

•	Non-GAAP adjusted EBITDA (loss) was ($0.3) million in third quarter 2020 versus $32.4 million in the prior-year period
	Three Months Ended
	September 30,
In thousands except per share data	2020	2019	YoY % Change
Total Revenue	$37.3	$86.4	(56.9%)

Gross Margin	$3.8	$47.1	(91.9%)
Gross Margin (%)	10.3%	54.5%

Net (Loss) Income attributable to common shareholders	$(47.2)	$9.0	N/A
Diluted Net (Loss) Income per share attributable to common shareholders	$(0.80)	$0.15	N/A
Adjusted Net (Loss) Income attributable to common shareholders(1)	$(44.6)	$12.8	N/A
Adjusted Net (Loss) Income per share attributable to common shareholders(1)	$(0.75)	$0.21	N/A

Adjusted EBITDA per Credit Facility attributable to common shareholders(1)	$(0.3)	$32.4	N/A
Adjusted EBITDA Margin attributable to common shareholders (%) (1)	(0.8%)	41.4%	N/A

_____________

(1)	Non-GAAP Financial Measure

Note: For the definition and reconciliations of reported results to non-GAAP financial results, please refer to the discussion of non-GAAP financial measures at the end of this earnings release.

NEW YORK – October 29, 2020 – IMAX Corporation (NYSE:IMAX) today reported third quarter results as the global theatrical industry continues recovery, highlighted by a notably resurgent box office in Asia. IMAX reported improved cash flow and further reduced costs while benefiting from the Company’s diversified global footprint, continued growth in its theater network as well as the robust Asian film market - particularly in China and Japan - where audiences are returning to theaters attracted by a strong local language slate.

“As the only global theatrical platform for blockbuster entertainment, our experience around the world has proven that audiences will enthusiastically return to the movies where theaters are open and they feel safe. As they do return, they are coming back to IMAX — underscoring the enduring strength of our brand and the power of The IMAX Experience®,” said IMAX CEO, Richard L. Gelfond.

“With continued box office revenues from our strong local language slate and revenues from theater installations, the Company estimates our average monthly cash flow will be approximately break-even through the first quarter of 2021.”

“Our multi-year strategic effort to geographically diversify our business is paying off, as our strong local language slate continues to partially offset the lack of Hollywood releases in the market. From the year’s number-one global box office release in China, “The Eight Hundred” — the first commercial Asian film shot entirely with IMAX cameras — to Japan’s record-breaking “Demon Slayer”, we believe that IMAX is poised to benefit from the impressive resurgence of the Asian film market. IMAX has no fewer than 10 local language releases in the fourth quarter of 2020, with the promising Chinese New Year box office period on its heels in February.”

“IMAX remains well-positioned to manage through the continued recovery of the global film industry as cinemas await the return of Hollywood tentpoles. We have a significant financial runway with $305 million of cash on our balance sheet at the end of the third quarter.”

The Company reported 2020 revenues of $37.3 million, gross margin of $3.8 million, and a net (loss) attributable to common shareholders of ($47.2) million, or ($0.80) per diluted share.

IMAX results reflect the COVID-19 related closure of the majority of the Company’s network through a portion of the third quarter. Third quarter financial results also reflect the inclusion of a number of notable non-cash items related to COVID-19 driven uncertainty, the delay of Hollywood releases, and the reclosure of theaters in some markets. These non-cash items include: a $23.7 million valuation allowance to reduce the value of deferred tax assets; a $5.7 million impairment loss related to documentary and alternative content films assets; and a $3.9 million provision for current expected credit losses reflecting a reduction in the credit quality of the theater receivable balances.

Third Quarter and September Year-to-Date Segment Results(1)

	IMAX Technology Network			IMAX Technology Sales and Maintenance

	Revenue	Gross Margin (Margin Loss)	Gross Margin (Margin Loss) %	Revenue	Gross Margin	Gross Margin %
3Q20	$11.4	$0.6	5.2%	$23.7	$9.4	39.6%
3Q19	43.3	27.4	63.3%	37.6	18.4	48.9%
% change	(73.7%)	(97.9%)		(37.1%)	(49.1%)

YTD 3Q20	$28.4	$(3.1)	(11.0%)	$43.4	$14.3	33.0%
YTD 3Q19	154.1	102.4	66.4%	102.6	46.9	45.7%
% change	(81.6%)	(103.0%)		(57.7%)	(69.4%)

_____________

(1) Please refer to the Company’s Form 10-Q for the period ended September 30, 2020 for additional segment information

IMAX Technology Network

•

IMAX Technology Network revenues decreased 73.7% to $11.4 million in the third quarter of 2020, compared to $43.3 million in the prior-year period. The closure of the Company’s network through the first half of the quarter, the partial opening of theaters in late August and September, and the release of fewer films as Hollywood continues to delay major titles impacted year over year results.

•	Gross margin for the IMAX Technology Network was $0.6 million in the third quarter of 2020 and was driven by lower revenue and ongoing fixed costs associated with our installed IMAX network.

IMAX Technology Sales and Maintenance

•

IMAX Technology Sales and Maintenance revenues decreased 37.1% to $23.7 million in the third quarter of 2020, compared with $37.6 million in the prior year period. Five fewer sales and sales type lease installations resulted in lower IMAX system revenue. IMAX maintenance revenue declined to $5.9 million as COVID-19-related closures of IMAX theater systems through a portion of the quarter prevented the recognition of revenue.

•	Total gross margin for IMAX Technology Sales and Maintenance was $9.4 million compared to $18.4 million in the prior year period.

Cash Balances and Outstanding Debt

Total cash and cash equivalents as of September 30, 2020 were $305 million. Total debt, excluding deferred financing fees, was $300.3 million as of September 30, 2020.

Share Count and Capital Return

The weighted average diluted shares outstanding at the end of the third quarter of 2020 declined 4.3% to 58.9 million, compared to 61.5 million in the third quarter of 2019, due primarily to share repurchase activity during the twelve-month period. During the third quarter of 2020, the Company did not repurchase any stock. A total of $89.4 million remains available under the Company’s outstanding share repurchase authorization, which was extended in June 2020 and now expires in June 2021.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a weekly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at investors.imax.com. The Company expects to provide such updates on Friday of each week, although the Company may change this timing without notice. Results will be displayed with a one-week lag.

The information posted on the Company’s corporate and Investor Relations website may be deemed material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website in addition to the Company’s press releases, SEC filings and public conference calls and webcasts.

Conference Call

The Company will host a conference call today at 8:30AM ET to discuss its third quarter 2020 financial results. This call is being webcast by PGI and can be accessed at investors.imax.com. To access the call via telephone, interested parties in the US and Canada should dial (800) 367-2403 approximately 5 to 10 minutes before the call begins. Other international callers should dial (647) 490-5367. The conference ID for the call is 4692103. A replay of the call will be available via webcast at investors.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 4692103.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theaters to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto, and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of September 30, 2020, there were 1,632 IMAX theater systems (1,542 commercial multiplexes, 13 commercial destinations, 77 institutional) operating in 82 countries and territories. Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code “HK.1970.”

IMAX®, IMAX® Dome, IMAX® 3D, IMAX® 3D Dome, Experience It In IMAX®, The IMAX Experience®, An IMAX Experience®, An IMAX 3D Experience®, IMAX DMR®, DMR®, IMAX nXos® and Films to the Fullest®, are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Instagram (https://www.instagram.com/imax), Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

For additional information please contact:

Investors: IMAX Corporation, New York Brett Harriss 212-821-0187 bharriss@IMAX.com	Media: IMAX Corporation, New York Mark Jafar 212-821-0102 mjafar@imax.com

###

Forward-Looking Statements

This earnings release contains forward looking statements that are based on IMAX management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, references to business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, future capital expenditures (including the amount and nature thereof), plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the "Company") and expectations regarding the Company's future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the performance of IMAX DMR® films; the signing of IMAX Theater System agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the potential impact of increased competition in the markets within which the Company operates; competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks relating to recent consolidation among commercial exhibitors and movie studios; risks related to new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security and data privacy; risks related to the Company’s inability to protect the Company’s intellectual property; general economic, market or business conditions; the failure to convert IMAX Theater System backlog into revenue; changes in laws or regulations; the failure to fully realize the projected cost savings and benefits from any of the Company’s restructuring initiatives; the impact of COVID-19 on our financial condition and results of operations and on the businesses of our customers and exhibitor partners; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Primary Reporting Groups

The Company has the following reportable segments: (i) IMAX DMR; (ii) Joint Revenue Sharing Arrangements; (iii) IMAX Systems, (iv) IMAX Maintenance; (v) Other Theater Business; (vi) New Business Initiatives; (vii) Film Distribution; and (viii) Film Post-production. The Company organizes its reportable segments into the following four categories, identified by the nature of the product sold or service provided:

(i)	IMAX Technology Network, which earns revenue based on contingent box office receipts and includes the IMAX DMR segment and contingent rent from the Joint Revenue Sharing Arrangement (“JRSA”) segment;

(ii)	IMAX Technology Sales and Maintenance, which includes results from the IMAX Systems, IMAX Maintenance and Other Theater Business segments, as well as fixed revenues from the JRSA segment;

(iii)	New Business Initiatives, which is a segment that includes activities related to the exploration of new lines of business and new initiatives outside of the Company’s core business; and

(iv)

Film Distribution and Post-production, which includes activities related to the licensing of film content, the distribution of films primarily for the Company’s institutional theater partners (through the Film Distribution segment) and the provision of film post-production and quality control services (through the Film Post-production segment).

Signings and Installations

	Three Months Ended September 30,
Theater System Signings:	2020		2019
Full new sales and sales-type lease arrangements	8		22
New hybrid joint revenue sharing lease arrangements	-		-
New traditional joint revenue sharing arrangements	-		-
Total new IMAX theaters	8		22
Upgrades of IMAX theater systems	2		8
Total theater signings	10		30

	Three Months Ended September 30,
Theater System Installations:	2020		2019
Full new sales and sales-type lease arrangements	9		14
New hybrid joint revenue sharing lease arrangements	1		4
New traditional joint revenue sharing arrangements	8		12
Total new IMAX theaters	18		30
Upgrades of IMAX theater systems	5		9
Total theater installations	23		39

	Three Months Ended September 30,
Theater Sales Backlog:	2020		2019
Sales and sales-type lease arrangements	193		205
Hybrid JRSA	146		149
Traditional JRSA	206	(1)	253	(1)
Total theater backlog	545	(2)	607	(3)

	Three Months Ended September 30,
Theater Network:	2020		2019
Commercial Multiplex Theaters:
Sales and sales-type lease arrangements	661		632
Hybrid joint revenue sharing lease arrangements	139		135
Traditional joint revenue sharing lease arrangements	742		706
Total Commercial Multiplex Theaters(4)	1,542		1,473
Commercial Destination Theaters	13		14
Institutional Theaters	77		81
Total theater network	1,632		1,568

_____________

(1)   Includes 46 IMAX Theater Systems where the customer has the option to convert from a joint revenue sharing arrangement to a sales arrangement (2019 — 50).

(2) Includes 155 new IMAX with Laser projection system configurations and 92 upgrades of existing locations to IMAX with Laser projection system configurations.

(3) Includes 145 new IMAX with Laser projection system configurations and 119 upgrades of existing locations to IMAX with Laser projection system configurations.

(4)   Period to period changes are net of the effects of permanently closed theaters.

IMAX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues
Technology sales	$15,753	$21,735	$24,102	$56,629
Image enhancement and maintenance services	14,589	44,168	39,109	144,977
Technology rentals	4,473	17,642	10,307	61,675
Finance income	2,441	2,845	7,495	8,104
	37,256	86,390	81,013	271,385
Costs and expenses applicable to revenues
Technology sales	9,222	11,740	15,637	33,114
Image enhancement and maintenance services	16,989	20,181	42,049	66,205
Technology rentals	7,216	7,349	22,100	20,253
	33,427	39,270	79,786	119,572
Gross margin	3,829	47,120	1,227	151,813
Selling, general and administrative expenses	24,815	29,482	83,247	89,267
Research and development	1,130	1,359	4,562	3,717
Amortization of intangibles	1,349	1,271	4,014	3,564
Credit loss expense	3,925	599	15,582	1,957
Asset impairments	-	-	1,151	-
Exit costs, restructuring charges and associated impairments	-	-	-	850
(Loss) income from operations	(27,390)	14,409	(107,329)	52,458
Gain (loss) in fair value of investments	1,575	(490)	(939)	(2,543)
Retirement benefits non-service expense	(186)	(160)	(432)	(480)
Interest income	586	490	1,842	1,632
Interest expense	(2,391)	(489)	(4,620)	(1,806)
(Loss) income before taxes	(27,806)	13,760	(111,478)	49,261
Income tax expense	(19,349)	(3,030)	(24,606)	(11,986)
Equity in (losses) gains of investees, net of tax	(1,329)	166	(1,858)	(56)
Net (loss) income	(48,484)	10,896	(137,942)	37,219
Less: Net loss (income) attributable to non-controlling interests	1,275	(1,863)	15,412	(8,524)
Net (loss) income attributable to common shareholders	$(47,209)	$9,033	$(122,530)	$28,695
Net (loss) income per share attributable to common shareholders - basic and diluted:
Net (loss) income per share — basic and diluted	$(0.80)	$0.15	$(2.06)	$0.47

Weighted average number of shares outstanding (000's):
Basic	58,859	61,304	59,360	61,337
Fully Diluted	58,859	61,479	59,360	61,509
Additional Disclosure:
Depreciation and amortization(1)	$14,112	$15,696	$41,294	$45,500

(1) Includes $0.3 million and $0.6 million of amortization of deferred financing costs charged to interest expense for the three months and nine months ended September 30, 2020, respectively ($0.1 million and $0.4 million, respectively).

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of dollars, except share amounts)

(Unaudited)

	September 30,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$305,197	$109,484
Accounts receivable, net of allowance for credit losses	59,674	99,513
Financing receivables, net of allowance for credit losses	126,740	128,038
Variable consideration receivable, net of allowance for credit losses	39,394	40,040
Inventories	53,021	42,989
Prepaid expenses	10,812	10,237
Film assets	7,468	17,921
Property, plant and equipment	282,854	306,849
Investment in equity securities	14,803	15,685
Other assets	23,796	25,034
Deferred income tax assets	17,737	23,905
Other intangible assets	27,019	30,347
Goodwill	39,027	39,027
Total assets	$1,007,542	$889,069
Liabilities
Bank indebtedness	$297,985	$18,229
Accounts payable	12,011	20,414
Accrued and other liabilities	103,970	112,779
Deferred revenue	99,770	94,552
Deferred income tax liabilities	18,661	—
Total liabilities	532,397	245,974
Commitments and contingencies
Non-controlling interests	776	5,908
Shareholders' equity
Capital stock common shares — no par value. Authorized — unlimited number.
58,878,749 issued and 58,861,171 outstanding (December 31, 2019 — 61,362,872 issued and 61,175,852 outstanding)	405,583	423,386
Less: Treasury stock, 17,578 shares at cost (December 31, 2019 — 187,020)	(271)	(4,038)
Other equity	177,110	171,789
Accumulated deficit	(181,604)	(40,253)
Accumulated other comprehensive loss	(1,984)	(3,190)
Total shareholders' equity attributable to common shareholders	398,834	547,694
Non-controlling interests	75,535	89,493
Total shareholders' equity	474,369	637,187
Total liabilities and shareholders' equity	$1,007,542	$889,069

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of dollars)

(Unaudited)

	Nine Months Ended
	September 30,
	2020	2019
Cash (used in) provided by:
Operating Activities
Net (loss) income	$(137,942)	$37,219
Adjustments to reconcile net (loss) income to cash from operating activities:
Depreciation and amortization	41,294	45,500
Credit loss expense	15,582	1,957
Write-downs	13,339	1,027
Deferred income tax expense	23,142	1,035
Share-based and other non-cash compensation	16,345	17,397
Unrealized foreign currency exchange (gain) loss	(394)	214
Loss in fair value of equity securities	939	2,543
Equity in losses of investees	1,858	56
Changes in assets and liabilities:
Accounts receivable	30,350	9,613
Inventories	(10,278)	(13,422)
Film Assets	(6,177)	(15,405)
Deferred revenue	5,233	(2,599)
Changes in other operating assets and liabilities	(24,109)	(17,878)
Net cash (used in) provided by operating activities	(30,818)	67,257
Investing Activities
Purchase of property, plant and equipment	(658)	(5,528)
Investment in equipment for joint revenue sharing arrangements	(5,289)	(31,099)
Acquisition of other intangible assets	(1,661)	(1,874)
Investment in equity securities	—	(15,153)
Net cash used in investing activities	(7,608)	(53,654)
Financing Activities
Increase in revolving credit facility borrowings	280,244	35,000
Repayment of revolving credit facility borrowings	—	(55,000)
Credit facility amendment fees paid	(1,026)	—
Settlement of restricted share units and options	(2,815)	(8,589)
Treasury stock repurchased for future settlement of restricted share units	(271)	(1,572)
Repurchase of common shares, IMAX China	(1,534)	(19,157)
Taxes withheld and paid on employee stock awards vested	(251)	(508)
Common shares issued - stock options exercised	—	2,391
Repurchase of common shares	(36,624)	(2,659)
Issuance of subsidiary shares to non-controlling interests (net of return on capital)	—	1,106
Dividends paid to non-controlling interests	(4,214)	(4,384)
Net cash provided by (used in) financing activities	233,509	(53,372)
Effects of exchange rate changes on cash	630	727
Increase (decrease) in cash and cash equivalents during period	195,713	(39,042)
Cash and cash equivalents, beginning of period	109,484	141,590
Cash and cash equivalents, end of period	$305,197	$102,548

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue
IMAX Technology Network
IMAX DMR	$6,886	$26,665	$18,061	$93,908
Joint revenue sharing arrangements, contingent rent	4,473	16,605	10,307	60,189
	11,359	43,270	28,368	154,097
IMAX Technology Sales and Maintenance
IMAX Systems	17,437	20,977	27,674	50,504
Joint revenue sharing arrangements, fixed fees	57	1,438	1,196	6,525
IMAX Maintenance	5,855	13,657	13,225	39,815
Other Theater Business	307	1,560	1,261	5,766
	23,656	37,632	43,356	102,610
New Business Initiatives	378	596	1,488	1,908
Film Distribution and Post-production	1,865	3,528	7,541	9,791
	37,258	85,026	80,753	268,406
Other	(2)	1,364	260	2,979
Total revenues	$37,256	$86,390	$81,013	$271,385

Gross Margin (Margin Loss)
IMAX Technology Network
IMAX DMR(1)	$3,079	$17,866	$7,492	$61,602
Joint revenue sharing arrangements, contingent rent(1)	(2,491)	9,524	(10,610)	40,777
	588	27,390	(3,118)	102,379
IMAX Technology Sales and Maintenance
IMAX Systems (1)	8,671	11,652	14,497	26,723
Joint revenue sharing arrangements, fixed fees(1)	(117)	136	110	1,301
IMAX Maintenance	794	6,125	(355)	17,046
Other Theater Business	31	505	77	1,821
	9,379	18,418	14,329	46,891
New Business Initiatives	372	541	1,245	1,441
Film Distribution and Post-production (1)(2)	(6,061)	50	(9,392)	483
	4,278	46,399	3,064	151,194
Other	(449)	721	(1,837)	619
Total Segment Margin	$3,829	$47,120	$1,227	$151,813

__________________

(1)   IMAX DMR gross margin includes marketing expense of $0.4 million and $2.8 million for the three and nine months ended September 30, 2020, respectively (2019 — $4.3 million and $17.7 million, respectively). JRSA gross margin includes advertising, marketing and commission expense of $0.7 million and $1.3 million for the three and nine months ended September 30, 2020, respectively (2019 —$0.8 million and $1.1 million, respectively). IMAX Systems gross margin includes marketing and commission costs of $0.6 million and $1.0 million for the three and nine months ended September 30, 2020, respectively, (2019 — $0.6 million and $1.5 million, respectively). Film Distribution segment gross margin includes marketing expense of $0.2 million and $0.4 million for the three and nine months ended September 30, 2020, respectively (2019 — $0.1 million and $0.7 million, respectively).

(2)  Film Distribution margins were significantly influenced by impairment loss recorded of $5.4 million and $9.9 million for the three and nine months ended September 30, 2020 to write-down the carrying value of certain documentary and alternative content film assets (2019 – $0.2 million and $0.2 million).

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted net (loss) income attributable to common shareholders and adjusted net (loss) income attributable to common shareholders per diluted share, EBITDA, Adjusted EBITDA per Credit Facility, Adjusted EBITDA margin, and free cash flow as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP. Adjusted net (loss) income attributable to common shareholders and adjusted net (loss) income attributable to common shareholders per diluted share exclude, where applicable: (i) share-based compensation; (ii) exit costs, restructuring charges and associated impairments, (iii) gain (loss) in the fair value of investments, (iv) COVID-19 government relief benefits, as well as the related tax impact of these adjustments, and (v) the income tax effects related to the removal of the indefinitely reinvested assertion on the historical earnings of certain subsidiaries.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net (loss) income attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

A reconciliation of net (loss) income attributable to common shareholders and the comparable per share amounts, the most directly comparable GAAP measure to adjusted net (loss) income attributable to common shareholders, adjusted net (loss) income attributable to common shareholders per diluted share, EBITDA, Adjusted EBITDA per Credit Facility and Adjusted EBITDA margin is presented in the table below. The Company believes that net (loss) income attributable to common shareholders is the most directly comparable GAAP measure because it reflects the earnings relevant to the Company’s shareholders, rather than including the non-controlling interest. As such, beginning in the first quarter of 2020, the Company has updated the reconciliations for such non-GAAP financial measures included herein.

In addition to the non-GAAP financial measures discussed above, management also uses “EBITDA,” as such term is defined in the Credit Agreement, and which is referred to herein as “Adjusted EBITDA per Credit Facility.” As allowed by the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Accordingly, this non-GAAP financial measure is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance against its Credit Agreement requirements in the current period, if applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility presents relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net (loss) income excluding (i) interest expense, net of interest income; (ii) income tax (benefit) expense; and (iii) depreciation and amortization, including film asset amortization. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) gain (loss) in fair value of investments; (iii) write-downs, net of recoveries, including asset impairments and credit loss expense; (iv) gain (loss) from equity accounted investments; (v) exit costs, restructuring charges and associated impairments; (vi) legal arbitration award; and (vii) executive transition costs.

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the condensed consolidated statements of cash flows). Cash provided by operating activities consist of net (loss) income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented below.

These non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Additionally, the non-GAAP financial measures used by the Company should not be considered as a substitute for, or superior to, the comparable GAAP amounts. A reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measures is presented below.

	For the Three Months Ended September 30, 2020			For the Three Months Ended September 30, 2019
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net loss	$(48,484)	$(1,275)	$(47,209)	$10,896	$1,863	$9,033
Add (subtract):
Income tax expense (benefit)	19,349	(503)	19,852	3,030	654	2,376
Interest expense, net of interest income	1,509	(81)	1,590	(133)	(117)	(16)
Depreciation and amortization, including film asset amortization	14,112	1,182	12,930	15,696	1,342	14,354
EBITDA	$(13,514)	$(677)	$(12,837)	$29,489	$3,742	$25,747
Share-based and other non-cash compensation	5,495	292	5,203	5,687	137	5,550
(Gain) loss in fair value of investments	(1,575)	(484)	(1,091)	490	156	334
Write-downs, including asset impairments and credit loss expense	10,458	3,324	7,134	1,118	154	964
Loss (gain) from equity accounted investments	1,329	—	1,329	(166)	—	(166)
Adjusted EBITDA per Credit Facility	$2,193	$2,455	$(262)	$36,618	$4,188	$32,430
Revenues attributable to common shareholders(2)	37,256	5,825	31,431	86,390	8,036	78,354
Adjusted EBITDA margin attributable to common shareholders	5.9%	42.1%	(0.8%)	42.4%	52.1%	41.4%

	For the Twelve Months Ended September 30, 2020 (1)			For the Twelve Months Ended September 30, 2019 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net loss	$(116,590)	$(12,231)	$(104,359)	$40,990	$10,601	$30,389
Add (subtract):
Income tax expense	29,388	5,549	23,839	11,964	3,581	8,383
Interest expense, net of interest income	2,564	(388)	2,952	(68)	(224)	156
Depreciation and amortization, including film asset amortization	59,281	4,737	54,544	60,953	5,276	55,677
EBITDA	$(25,357)	$(2,333)	$(23,024)	$113,839	$19,234	$94,605
Share-based and other non-cash compensation	22,518	885	21,633	22,880	573	22,307
(Gain) loss in fair value of investments	(1,087)	(364)	(723)	2,543	807	1,736
Write-downs, including asset impairments and credit loss expense	32,743	8,590	24,153	5,781	2,183	3,598
Loss from equity accounted investments	1,799	—	1,799	41	—	41
Exit costs, restructuring charges and associated impairments	—	—	—	9,234	—	4,237
Legal arbitration award	—	—	—	4,237	—	9,234
Executive transition costs	—	—	—	2,994	—	2,994
Adjusted EBITDA per Credit Facility	$30,616	$6,778	$23,838	$161,549	$22,797	$138,752
Revenues attributable to common shareholders(2)	205,292	19,486	185,806	380,349	38,117	342,232
Adjusted EBITDA margin attributable to common shareholders	14.9%	34.8%	12.8%	42.5%	59.8%	40.5%

_____________

(1) Senior Secured Net Leverage Ratio calculated using twelve months ended Adjusted EBITDA per Credit Facility. During the second quarter of 2020, the Company entered into the Amendment to the Credit Facility Agreement which provides for, among other things, the suspension of the Senior Secured Net Leverage Ratio financial covenant through the first quarter of 2021.

(2)

	Three months ended September 30, 2020		Three months ended September 30, 2019		12 months ended September 30, 2020		12 months ended September 30, 2019
Total revenues		$37,256		$86,390		$205,292		$380,349
Greater China revenues	$19,346		$26,557		$64,489		$121,366
Non-controlling interest ownership percentage(3)	30.11%		30.26%		30.22%		31.41%
Deduction for non-controlling interest share of revenues		(5,825)		(8,036)		(19,486)		(38,117)
Revenues attributable to common shareholders		$31,431		$78,354		$185,806		$342,232

(3) Weighted average ownership percentage for change in non-controlling interest share

IMAX CORPORATION

Adjusted Net (Loss) Income Attributable to Common Shareholders and Adjusted Diluted Per Share Calculations

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended		Three Months Ended
	September 30, 2020		September 30, 2019
(In thousands of U.S. dollars, except per share amounts)	Net Loss	Diluted EPS	Net Income	Diluted EPS
Reported net (loss) income attributable to common shareholders	$(47,209)	$(0.80)	$9,033	$0.15
Adjustments(1):
Stock-based compensation	5,019	0.09	$5,390	0.09
(Gain) loss in fair value of investments	(1,091)	(0.02)	341	—
COVID-19 government relief benefits	(2,084)	(0.03)	—	—
Tax Impact on items listed above(2)	611	0.01	(1,953)	(0.03)
Income tax effects related to the removal of the indefinitely reinvested assertion on the historical earnings of certain subsidiaries	129	—	—	—
Adjusted net (loss) income(1)	$(44,625)	$(0.75)	$12,811	$0.21

Weighted average basic shares outstanding		58,859		61,304
Weighted average diluted shares outstanding		58,859		61,479

(1)	Reflects amounts attributable to non-controlling interests.
(2)

The tax impact on the listed items includes a year-to-date additive adjustment in the current year related to the valuation allowance recorded in respect of certain deferred tax assets booked in the three months ended September 30, 2020.

	Nine Months Ended		Nine Months Ended
	September 30, 2020		September 30, 2019
(In thousands of U.S. dollars, except per share amounts)	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported net (loss) income attributable to common shareholders	$(122,530)	$(2.06)	$28,695	$0.47
Adjustments(1):
Stock-based compensation	15,262	0.26	$16,466	0.26
Exit costs, restructuring charges and associated impairments	—	—	850	0.01
Loss in the fair value of investments	661	0.01	1,742	0.03
COVID-19 government relief benefits	(5,235)	(0.08)	—	—
Tax impact on items listed above(2)	(584)	(0.01)	(4,437)	(0.07)
Income tax effects related to the removal of the indefinitely reinvested assertion on the historical earnings of certain subsidiaries	13,014	0.21	—	—
Adjusted net (loss) income(1)	$(99,412)	$(1.67)	$43,316	$0.70

Weighted average basic shares outstanding		59,360		61,337
Weighted average diluted shares outstanding		59,360		61,509

(1)	Reflects amounts attributable to non-controlling interests.
(2)

The tax impact on the listed items includes a year-to-date additive adjustment in the current year related to the valuation allowance recorded in respect of certain deferred tax assets booked in the three months ended September 30, 2020.

Free Cash Flow:

	Three Months Ended	Nine Months Ended
	September 30, 2020	September 30, 2020
Net cash used in operating activities	$(9,938)	$(30,818)
Net cash used in investing activities	(1,885)	(7,608)
Free cash flow	$(11,823)	$(38,426)